Exhibit 99.2

                             PRESS RELEASE

                                Contact:
                        Patriot National Bank
                          900 Bedford Street
                          Stamford, CT 06901
                          Charles F. Howell
                          President and CEO
                         Robert F. O'Connell
                              SEVP & CFO
                            (203) 324-7500


FOR IMMEDIATE RELEASE


PATRIOT NATIONAL BANCORP, INC. ANNOUNCES ITS
QUARTERLY DIVIDEND


STAMFORD, CT, MARCH 26, 2004. Patriot National Bancorp, Inc. (NASDAQ Small Cap "PNBK"), the parent of Patriot National Bank, announced that it has declared a quarterly dividend on its Common Stock.

The dividend, in the amount of $0.03 per share, will be payable on April 20, 2004 to shareholders of record as of the close of business on April 6, 2004.